UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2020

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

 .

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Athersys, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) on June 18, 2020. Set forth below are the voting results for each of the matters submitted to a vote of the Company's stockholders at the Annual Meeting.

Proposal One - Election of Directors.
All nominees for election to the Company's Board of Directors named in the Company's proxy statement filed with the Securities and Exchange Commission on April 29, 2020 were elected, each to a one-year term, with the following vote:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Gil Van Bokkelen	66,938,770	7,822,896	81,899,888
John J. Harrington	63,454,682	11,306,984	81,899,888
Lee E. Babiss	54,609,394	20,152,272	81,899,888
Ismail Kola	64,477,700	10,283,966	81,899,888
Lorin J. Randall	59,874,411	14,887,255	81,899,888
Jack L. Wyszomierski	60,091,988	14,669,678	81,899,888
Hardy TS Kagimoto	52,153,591	22,608,075	81,899,888
Kenneth H. Traub	66,157,642	8,604,024	81,899,888

Proposal Two - Ratification of the Appointment of the Company’s Independent Auditors.

The Company's stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 with the following vote:

For	Against	Abstain
153,571,404	1,254,580	1,835,570

Proposal Three - Approval, on an advisory basis, of Named Executive Officer Compensation.

The Company's stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers with the following vote:

For	Against	Abstain	Broker Non-Votes
58,239,122	10,140,244	6,382,300	81,899,888

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

/s/ Ivor Macleod
Ivor Macleod
Chief Financial Officer
(principal financial officer authorized to sign on behalf of the registrant)
Date: June 19, 2020